Exhibit 5.1

ArcelorMittal
24-26, boulevard d’Avranches
L-1160 Luxembourg

Luxembourg, April 8, 2024

O/Ref. :	TKA/KSZ
Re :	ArcelorMittal – Registration Statement on Form F-3

Dear Sirs,

1.                   We have acted as your Luxembourg counsel in connection with the filing by ArcelorMittal, a société anonyme organised under the laws of Luxembourg with its registered office at 24-26, boulevard d’Avranches, L-1160 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (the “RCS”) under number B 82.454 (the “Company”), of a registration statement on Form F-3 (the “Registration Statement”) filed on even date herewith with the United States Securities and Exchange Commission (the “Commission”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of (i) ordinary shares without nominal value of the Company (the “Shares”), (ii) rights to purchase shares without nominal value of the Company (the “Rights”), (iii) senior unsecured debt securities (“Senior Debt Securities”) and (iv) unsecured and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”). The Debt Securities may be convertible into Shares where it is so provided in their terms.

2.                   The Senior Debt Securities will be issued under the senior securities indenture entered into between the Company, Wilmington Trust, National Association, as trustee (the “Trustee”) and Citibank, N.A., as securities administrator (the “Securities Administrator”) on June 1, 2015 (the “Senior Indenture”).

3.                   The Subordinated Debt Securities will be issued under the subordinated securities indenture entered into between the Company, the Trustee and the Securities Administrator on January 16, 2013 (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”).

4.                   The Company is filing a Registration Statement with the Commission to register the Debt Securities, the Rights and the Shares. This opinion is rendered to you in order to be filed as an exhibit to the Registration Statement.

ELVINGER HOSS PRUSSEN, société anonyme | Registered with the Luxembourg Bar | RCS Luxembourg B 209469 | VAT LU288615772, place Winston Churchill | B.P. 425 | L-2014 Luxembourg | Tel: +352 44 66 440 | Fax: +352 44 22 55 | www.elvingerhoss.lu

5.                   For the purpose of this opinion, we have reviewed the following documents:

5.1	an emailed scanned copy of the Registration Statement;

5.2	an emailed scanned copy of the executed Senior Indenture, incorporated by reference as exhibit 4.1 to the Registration Statement;

5.3	an emailed scanned copy of the executed Subordinated Indenture, incorporated by reference as exhibit 4.3 to the Registration Statement;

5.4	a copy of the Company's consolidated articles of association (statuts coordonnés) as at April 28, 2023 as deposited in the Company’s file with the RCS on May 12, 2023 (the “Articles”);

5.5	an emailed scanned copy of the certificate issued by Mr. H.J. Scheffer, Group Compliance and Data Protection Officer and Company Secretary , and Mrs. Maureen Baker, Head of Funding and Capital Markets of the Company, acting in their capacity as Finance Special Proxy Holders of the Company and dated April 5, 2024 certifying that on December 12, 2023 the board of directors of the Company (the “Board of Directors”) has authorized an envelope of USD 5 billion (five billion US dollars) or its equivalent in order to raise funds in the debt capital markets, in particular, via public and/or private issuances, in various currencies and markets: Europe, North America (Canada and US), Brazil or Japan, and the delegation of power to any two persons Authorized for Daily Affairs and/or Finance Special Proxy Holders to execute all agreements, ancillary documents and any other documents and/or to take any action necessary to implement any such raising of funds and that such envelope includes a US bond offering by the Company (the “Officers’ Certificate”);

5.6	an electronic certificat de non-inscription d’une décision judiciaire ou de dissolution administrative sans liquidation (certificate as to the non-inscription of a court decision or administrative dissolution without liquidation) issued by the insolvency register (Registre de l’insolvabilité) (Reginsol) held and maintained by the RCS dated April 8, 2024 certifying that as of April 7, 2024 no Luxembourg court decision as to inter alia the faillite (bankruptcy), sursis de paiement (suspension of payments), réorganisation judiciaire (judicial reorganisation), liquidation judiciaire (compulsory liquidation), or procedure of dissolution administrative sans liquidation (administrative dissolution without liquidation) (the “Luxembourg Insolvency Proceedings”), or foreign court decision as to faillite, concordat or other analogous procedures which have to be filed with the RCS in accordance with the law of December 19, 2002 on, inter alia, the RCS (the “Fileable Foreign Proceedings”) have been filed with the RCS in respect of the Company (the “Certificate”);

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5.7	a copy of the list of authorised signatories of the Company on April 1, 2024 and filed with the RCS on March 21, 2024 (the “List of Authorised Signatories”); and

5.8	an electronic extract issued by the RCS in relation to the Company dated April 8, 2024 (the “Extract”).

The documents listed under paragraphs 5.1 through 5.8 are hereinafter referred to as the “Documents”.

6.                   We have made an enquiry in relation to the Company on the website of the RCS on April 8, 2024 at 8:25 a.m. (CET) as to whether faillite (bankruptcy), sursis de paiement (suspension of payments), réorganisation judiciaire (judicial reorganisation), liquidation judiciaire (compulsory liquidation) rulings, a decision of liquidation volontaire (voluntary liquidation), a procedure of dissolution administrative sans liquidation (administrative dissolution without liquidation) or Fileable Foreign Proceedings, or a decision appointing an administrateur provisoire ( interim administrator) or a mandataire de justice (court-appointed agent) had been filed with the RCS with respect to the Company (the “Search”). At the time of the Search, no court ruling declaring the Company subject to faillite (bankruptcy), sursis de paiement (suspension of payments), liquidation judiciaire (compulsory liquidation), réorganisation judiciaire (judicial reorganisation), or appointing an administrateur provisoire (interim administrator) or a mandataire de justice (court-appointed agent), and no Fileable Foreign Proceedings or décision de liquidation volontaire (voluntary liquidation) or procedure of dissolution administrative sans liquidation (administrative dissolution without liquidation) were on file with the RCS. The Search is subject to disclaimers on the RCS website, and does not reveal whether any such court ruling has been rendered, any such proceedings or Fileable Foreign Proceedings commenced or decision taken which has not yet been registered or filed or does not yet appear on the RCS website, or whether steps have been taken to declare the Company subject to any of the above proceedings or to decide a liquidation volontaire (voluntary liquidation) or a dissolution administrative sans liquidation (administrative dissolution without liquidation) and the results of the Search set out in this paragraph are qualified accordingly. We have not made any enquiries (whether within this firm or otherwise) except as set above.

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7.                   For this opinion, we have relied on the accuracy and completeness of the Articles and that they correctly reflect the issued share capital of the Company. We have furthermore assumed that all copies of documents that we have reviewed conform to the originals, that all originals are genuine and complete and that each signature (whether any of the foregoing are wet ink or electronic) is the genuine signature of the individual as signatory on the document. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Debt Securities will conform to the form thereof that we have reviewed and (iii) that the Debt Securities will be duly authenticated in accordance with the terms of the Indentures. We have assumed that the Shares (other than Shares issued on conversion of convertible Debt Securities), Rights and Debt Securities will be issued against a payment in cash and the Shares issued on conversion of convertible Debt Securities are issued in exchange for the converted convertible Debt Securities. We have further assumed that the terms of the Rights will be in compliance with Luxembourg law (as defined below) and that the Shares will not be issued below the accounting par value of the existing shares. We have also assumed that the statements made in the Officers’ Certificate are a true record of the proceedings and facts described therein, and that the resolutions described in the Officers’ Certificate were validly passed in a duly convened and constituted meeting of the Board of Directors and that such resolutions are and remain in full force and effect without modification and have not been amended, rescinded or terminated and that the information contained therein is true, complete and accurate at the date of this opinion. We have furthermore assumed that the Articles have not been amended and that the List of Authorised Signatories remains in full force and effect and has not been amended, rescinded or terminated.

8.                   This opinion is confined to matters of Luxembourg law. Accordingly, we express no opinion with regard to any system of law other than the laws of Luxembourg as they stand as of the date hereof and as such laws as of the date hereof have been interpreted in published case law of the courts of Luxembourg (“Luxembourg law”). This opinion speaks as of the date hereof. No obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof, which may affect this opinion letter in any respect.

9.                   On the basis of the above assumptions and subject to the qualifications set out below, having considered the Documents listed above and having regard to all relevant laws of Luxembourg, we are of the opinion that:

9.1	The Company is a public limited liability company (société anonyme) duly incorporated and existing in Luxembourg. The Company possesses the capacity to be sued and to sue in its own name.

9.2	The Company has all the necessary corporate power and authority to issue and deliver authorised but unissued Shares (including new Shares to be issued upon the exercise of Rights), Rights and Debt Securities. Upon the Board of Directors resolving (a) the issue of (i) Shares, (ii) Rights, (iii) new Shares deliverable upon the exercise of such Rights, (iv) Debt Securities and/or (v), in case of Debt Securities which are convertible into new Shares, new Shares deliverable on conversion, and (b), where relevant, the suspension of preferential subscription rights of existing shareholders, the Company shall have taken all necessary corporate actions, and no other action is required to be taken by it, to authorise the issuance and delivery of such Shares, Rights and Debt Securities, and, in case of the exercise of Rights and/or convertible Debt Securities, the issuance and delivery of Shares upon conversion of convertible Debt Securities or the exercise of Rights in accordance with their terms, provided that, where the aggregate of the new Shares issued by the Board of Directors to subscribers of new Shares and the new Shares to be issued on conversions of convertible Debt Securities or of any other debt securities or other instruments convertible into Shares or the exercise of Rights or otherwise giving the right to obtain delivery of Shares, exceeds the aggregate of authorised but unissued Shares of the Company and Shares held in treasury, the Company will, with respect to such balance of Shares, first need to acquire further Shares and/or seek the approval of its extraordinary general meeting of shareholders for an increase in the number of authorised but unissued Shares.

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9.3	The existing Shares are validly issued and fully paid.

9.4	Subject to opinion 9.2 and due payment of their issue price at the time of their issue, the new Shares (including the new Shares to be issued upon the exercise of Rights) will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid to the Company by the holders thereof in connection with the issue of such Shares).

9.5	Subject to opinion 9.2, the Company will be bound by the terms of the Rights upon exercise of the Rights thereunder in accordance with their terms.

We express no opinion on the legality, validity or enforceability of the Debt Securities or the Rights under the laws of New York.

10.                 This opinion is subject to all limitations resulting from any laws from time to time in effect relating to faillite (bankruptcy), sursis de paiement (suspension of payments), réorganisation judiciaire (judicial reorganisation), liquidation, suretyship and all other similar laws affecting creditors' rights generally. Insofar as the foregoing opinions relate to the valid existence of the Company, they are based solely on the Articles, the Extract, the Certificate and the Search described above in section 6. However the Search is not capable of conclusively revealing whether or not any Luxembourg Insolvency Proceedings, Fileable Foreign Proceedings, liquidation, a decision of liquidation volontaire (voluntary liquidation) or suretyship proceedings or proceeding under any similar Luxembourg or foreign law have been initiated and the relevant corporate documents (including, but not limited to, the notice of a bankruptcy or liquidation ruling or a dissolution resolution, the notice of the appointment of an insolvency receiver or liquidator or other similar officer) of or with respect to the Company may not be held at the RCS immediately and there may be a delay in the relevant document appearing on the files of the Company.

11.                 This opinion speaks as of its date and is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matters. In this opinion, Luxembourg legal concepts are translated into English terms and not in their original French terms used in Luxembourg laws. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion is governed by Luxembourg law and the Luxembourg courts shall have exclusive jurisdiction thereon.

12.                 It is understood that this opinion is to be used only in connection with the offer and sale of Shares, Rights or Debt Securities while the Registration Statement is in effect with respect to the issue of new Shares, Rights and convertible Debt Securities (but not with respect to the issue of new Shares on exercise of such Rights or on conversion of such Debt Securities), before the expiry date of the current authorisation period of the authorised share capital being June 17, 2025, but subject to section 8 hereof.

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13.                We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement under the heading “Validity of the Securities” and in any prospectus supplement under the heading “Validity of the Notes” or “Validity of the Securities”, as Luxembourg counsel for the Company. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Yours sincerely,
ELVINGER HOSS PRUSSEN
société anonyme

/s/ Thierry Kauffman
Thierry Kauffman
Partner

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